Registration No. 333-58361
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ------------------
                          POST EFFECTIVE AMENDMENT #1
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------
                            IMS HEALTH INCORPORATED
            (Exact name of Registrant as specified in its charter)

               Delaware                              06-1506026
   (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                    Number)

                               200 Nyala Farms
                             Westport, CT 06880
  (Address, including zip code, of Registrant's principal executive office)
               Replacement Plan for Certain Employees Holding
                  Cognizant Corporation Equity-Based Awards
         Replacement Plan for Certain Non-Employee Directors Holding
                  Cognizant Corporation Equity-Based Awards
         Replacement Plan for Certain Individuals Holding Cognizant
                          Corporation Stock Options
                        Employee Stock Purchase Plan
                                Savings Plan
                          (Full title of the Plans)
                              ----------------
                              Kenneth S. Siegel
            Senior Vice President, General Counsel and Secretary
                           IMS Health Incorporated
                               200 Nyala Farms
                             Westport, CT 06880
                               (203) 222-4200
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 Copies to:
                            Joel S. Hoffman, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                        New York, New York 10017-3954
                               (212) 455-2000
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                        CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
                                   Maximum        Maximum
     Title of        Amount to     Offering      Aggregate        Amount of
 Securities to be       be        Price Per    Offering Price   Registration
    Registered      Registered(a)  Share(b)         (b)            Fee (b)

Common Stock,       22,925,000
$0.01 par value
per share(c)(d)

(a) Subject to adjustment to prevent dilution resulting from 2-for-1 stock split. This registration statement, as originally filed with the Securities and Exchange Commission on July 1, 1998 (File Number 333-58361), covered 22,925,000 shares of Common Stock, $0.01 par value per share ("Common Stock"). Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Act"), the number of shares of Common Stock covered by this registration statement also includes the 22,925,000 additional shares of Common Stock represented by the 2-for-1 stock split that will be effected on January 15, 1999.
(b) As the shares reflected in this table are deemed to be covered by a previously filed registration statement pursuant to Rule 416 of the Act, no additional registration fee is payable.
(c)  The shares are issuable pursuant to the respective plans as follows:
     Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards - 20,000,000 shares, Replacement Plan for Certain Non-Employee Directors Holding Cognizant Corporation Equity-Based
     Awards -75,000 shares, Replacement Plan for Certain Individuals
     Holding Cognizant Corporation Stock Options - 750,000 shares, Employee Stock Purchase Plan -1,500,000 shares and Savings Plan - 600,000 shares.
(d) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.
In addition, pursuant to 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee Savings Plan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on this 12th day of January, 1999.

                          IMS Health Incorporated
                                (Registrant)


                          By   /s/Kenneth S. Siegel
                            ---------------------------------
                                  Kenneth S. Siegel
                                  Senior Vice President,
                                  General Counsel & Secretary






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     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           Signature                    Title                Date

*    Robert E. Weissman          Chairman, Chief
-------------------------------  Executive Officer
     Robert E. Weissman          (principal executive
                                 officer)                January 12, 1999
                                 and Director


*    Victoria R. Fash            President, Chief
-------------------------------  Operating Officer
     Victoria R. Fash            (principal financial    January 12, 1999
                                 officer) and Director


*    James C. Malone             Senior Vice
-------------------------------  President and
     James C. Malone             Controller (principal   January 12, 1999
                                 accounting officer)


*    Clifford L. Alexander, Jr.  Director                January 12, 1999
-------------------------------
     Clifford L. Alexander, Jr.


*    John P. Imlay, Jr.          Director                January 12, 1999
-------------------------------
     John P. Imlay, Jr.

*    Robert Kamerschen           Director                January 12 1999
-------------------------------
     Robert Kamerschen













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*    Robert J. Lanigan           Director                January 12, 1999
-------------------------------
     Robert J. Lanigan


*    H. Eugene Lockhart          Director                January 12, 1999
-------------------------------
     H. Eugene Lockhart


*    M. Bernard Puckett          Director                January 12, 1999
-------------------------------
     M. Bernard Puckett


*    William C. Van Fassen       Director                January 12, 1999
-------------------------------
     William C. Van Fassen

By  /s/Kenneth S. Siegel                                 January 12, 1999
  -----------------------------
    Attorney-in-Fact





























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              Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westport, State of Connecticut, on the 12th day of January, 1999.


                                          IMS HEALTH INCORPORATED SAVINGS PLAN


                                             By:  /s/ Kenneth S. Siegel
                                                ----------------------------
                                             Name:    Kenneth S. Siegel
                                             Title:   Senior Vice President,
                                                      General Counsel &
                                                        Secretary